Exhibit 4.1
SHARES ICG ICG Group, Inc. COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 44928D 10 8 THIS CERTIFIES THAT: SPECIMEN IS THE OWNER OF: FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF By ICG Group, Inc. hereinafter called the “Corporation”, transferable only on the books of the Corporation by the holder hereof in person, or by his, her or its duly authorized attorney, upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions MELLON Countersigned contained in the Corporation’s Restated Certificate of Incorporation, as amended (copies of which are on file with the Transfer Agent), to which the holder by acceptance Transfer hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. and WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Agent DATED: INVESTOR roup, and G G In Registered: POR c C R AT . I C O E SEAL Authorized Registrar SERVICES 1999 DEELA AR LLCW SECRETARY CHIEF EXECUTIVE OFFICER Signature

ICG GROUP, INC.
The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request shall be made to the Corporation’s Secretary at the principal office of the Corporation or to the Transfer Agent and Registrar named on the face of this Certificate.
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF TRANS MIN ACT—	___________ Custodian ___________
TEN ENT	— as tenants by the entireties		(Cust) (Minor)
JT TEN	— as joint tenants with right		under Uniform Transfers to Minors Act
	of survivorship and not as tenants		_____________________
	in common		(State)

Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED                                                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                              Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	X

X
NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:

 THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.